Exhibit 10.1

Semiannual Servicer’s Certificate
CenterPoint Energy Transition Bond Company, LLC (formerly Reliant Energy Transition Bond Company LLC)
$748,897,000 Transition Bonds, Series 2001-1

Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the "Agreement"), dated as of October 24, 2001, between
CenterPoint Energy Houston Electric, LLC (formerly Reliant Energy, Incorporated), as Servicer, and CenterPoint Energy Transition Bond Company, LLC
(formerly Reliant Energy Transition Bond Company LLC), as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.

Collection Periods: March 14, 2008 through September 11, 2008
Payment Date: September 15, 2008
Today's Date: September 11, 2008

1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:
i.	Remittances for the March 14 through 31, 2008 Collection Period	4,012,093.77
ii.	Remittances for the April 1 through 30, 2008 Collection Period	7,060,885.30
iii.	Remittances for the May 1 through 31, 2008 Collection Period	7,463,829.44
iv.	Remittances for the June 1 through 30, 2008 Collection Period	7,128,418.35
v.	Remittances for the July 1 through 31, 2008 Collection Period	9,444,395.31
vi.	Remittances for the August 1 through 31, 2008 Collection Period	9,314,238.25
vii.	Remittances for the September 1 through 11, 2008 Collection Period	3,751,432.49
viii.	Net Earnings on Collection Account		[through 8/31/08]
	General Subaccount	300,718.32
	Overcollateralization Subaccount	27,457.69
	Capital Subaccount	51,056.55
	Reserve Subaccount	121,663.98
ix.	General Subaccount Balance (sum of i through viii above)	48,676,189.45

x.	Reserve Subaccount Balance as of Prior Payment Date	9,742,884.30
xi.	Overcollateralization Subaccount Balance as of Prior Payment Date	2,028,262.71
xii.	Capital Subaccount Balance as of Prior Payment Date	3,744,485.00
xiii.	Collection Account Balance (sum of ix through xii above)	64,191,821.46

2. Outstanding Amounts as of Prior Payment Date:
i.	Class A-1 Principal Balance	0.00
ii.	Class A-2 Principal Balance	0.00
iii.	Class A-3 Principal Balance	106,690,000.00
iv.	Class A-4 Principal Balance	385,897,000.00
v.	Aggregate Principal Balance of all Series 2001-1 Transition Bonds	492,587,000.00

3. Required Funding/Payments as of Current Payment Date:
		Projected
		Principal	Semiannual
	Series 2001-1 Principal	Balance	Principal Due

i.	Class A-1	0.00	0.00
ii.	Class A-2	0.00	0.00
iii.	Class A-3	63,441,199.00	43,248,801.00
iv.	Class A-4	385,897,000.00	0.00
v.	For all Series 2001-1 Transition Bonds	449,338,199.00	43,248,801.00

		Transition	Days in
		Bond	Interest
		Interest Rate	Period (1)	Interest Due

vi.	Required Class A-1 Interest	3.840%	180	0.00
vii.	Required Class A-2 Interest	4.760%	180	0.00
viii.	Required Class A-3 Interest	5.160%	180	2,752,602.00
ix.	Required Class A-4 Interest	5.630%	180	10,863,000.55
	(1) On 30/360 Day basis.

			Funding
		Required Level	Required

x.	Overcollateralization Subaccount	2,184,282.92	156,020.21
xi.	Capital Subaccount	3,744,485.00	0.00

4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:
i.	Trustee Fees and Expenses	0.00
ii.	Servicing Fee	187,224.25	(1)
iii.	Administration Fee and Independent Managers Fee	50,000.00	(2)
iv.	Operating Expenses	52,970.53	(3)
v.	Semiannual Interest (including any past-due Semiannual Interest for prior periods)

		Per $1,000
		of Original
Series 2001-1	Aggregate	Principal Amount

1. Class A-1 Interest Payment	0.00	0.00
2. Class A-2 Interest Payment	0.00	0.00
3. Class A-3 Interest Payment	2,752,602.00	21.17
4. Class A-4 Interest Payment	10,863,000.55	28.15

vi.	Principal Due and Payable as a result of Event of Default or on Final Maturity Date
			Per $1,000
			of Original
	Series 2001-1	Aggregate	Principal Amount

	1. Class A-1 Principal Payment	0.00	0.00
	2. Class A-2 Principal Payment	0.00	0.00
	3. Class A-3 Principal Payment	0.00	0.00
	4. Class A-4 Principal Payment	0.00	0.00

vii.	Semiannual Principal
			Per $1,000
			of Original
	Series 2001-1	Aggregate	Principal Amount

	1. Class A-1 Principal Payment	0.00	0.00
	2. Class A-2 Principal Payment	0.00	0.00
	3. Class A-3 Principal Payment	43,248,801.00	332.68
	4. Class A-4 Principal Payment	0.00	0.00

viii.	Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
ix.	Operating Expenses not Paid under Clause (iv) above	0.00
x.	Funding of Capital Subaccount	55,923.66
xi.	Funding of Overcollateralization Subaccount	156,020.21
xii.	Net Earnings in Capital Subaccount Released to Issuer	51,056.55
xiii.	Deposit to Reserve Subaccount	0.00
xiv.	Released to Issuer upon Series Retirement: Collection Account	0.00
xv.	Aggregate Remittances as of Current Payment Date	57,417,598.75

(1) Servicing fee: $748,897,000 x .05% x 180/360 = $187,224.25
(2) Administration fee: $50,000 x 180/180 = $50,000.00
(3) Reimbursement to Administrator for fees/expenses paid to outside legal counsel ($34,915.83), printer ($5,920.00) and independent accountants ($12,134.70).

5. Subaccount Withdrawals as of Current Payment Date
(if applicable, pursuant to Section 8.02(d) of Indenture):
i.	Reserve Subaccount (available for 4.i. through 4.xii.)	8,741,409.30
ii.	Overcollateralization Subaccount (available for 4.i. through 4.ix.)	0.00
iii.	Capital Subaccount (available for 4.i. through 4.ix.)	0.00
iv.	Total Withdrawals	8,741,409.30

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):

	Series 2001-1
i.	Class A-1 Principal Balance	0.00
ii.	Class A-2 Principal Balance	0.00
iii.	Class A-3 Principal Balance	63,441,199.00
iv.	Class A-4 Principal Balance	385,897,000.00
v.	Aggregate Principal Balance for all Series 2001-1 Transition Bonds	449,338,199.00

vi.	Reserve Subaccount Balance	1,001,475.00
vii.	Overcollateralization Subaccount Balance	2,184,282.92
viii.	Capital Subaccount Balance	3,800,408.66
ix.	Aggregate Collection Account Balance	6,986,166.58

7. Shortfalls In Interest and Principal Payments as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):

i.	Semiannual Interest
	Series 2001-1
	1. Class A-1 Bond Interest Payment	0.00
	2. Class A-2 Bond Interest Payment	0.00
	3. Class A-3 Bond Interest Payment	0.00
	4. Class A-4 Bond Interest Payment	0.00

ii.	Semiannual Principal
	Series 2001-1
	1. Class A-1 Principal Payment	0.00
	2. Class A-2 Principal Payment	0.00
	3. Class A-3 Principal Payment	0.00
	4. Class A-4 Principal Payment	0.00

8. Shortfalls in Required Subaccount Levels as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):
i.	Overcollateralization Subaccount	0.00
ii.	Capital Subaccount	0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this
Semiannual Servicer's Certificate this 11th day of September, 2008.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
(formerly RELIANT ENERGY, INCORPORATED), as Servicer

by:	/s/ Linda Geiger
Linda Geiger
Assistant Treasurer